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                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

NAME                                       JURISDICTION         BUSINESS           % OF OWNERSHIP
------------------------------------------ -------------------- ------------------ --------------
TransGlobe Oil and Gas Corporation........ Washington State     Oil and gas             100%
                                                                exploration and
                                                                development
TransGlobe International (Holdings)        Turks & Caicos, BWI  Oil and gas             100%
  Inc.....................................                      exploration and
                                                                development
TG Holdings Yemen Inc..................... Turks & Caicos, BWI  Oil and gas             100%
                                                                exploration and
                                                                development
TransGlobe Power Development               British Columbia                             100%
  Corporation.............................                      Inactive